October 1, 2006

Integrated Electrical Services, Inc.

1800 West Loop South, Suite 500

Houston, Texas 77027

Attn: Chief Financial Officer

Re: Amendment of Certain Financial Covenants in the Loan Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 12, 2006, by and among Integrated Electrical Services, Inc., a Delaware corporation (“Parent”), the other credit parties signatory thereto (the “Credit Parties”), the financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as collateral and administrative agent for the Lenders (in such capacity, “Agent”) (as amended or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise indicated all terms used herein shall have the same meanings as in the Loan Agreement.

Parent, on behalf of itself and the other Credit Parties, has requested that Agent and Lenders agree that effective as of date hereof, the following amendments to the Loan Agreement be immediately effectuated:

(1)	Section 9.3.2 be amended and restated to read in its entirety as follows:

9.3.2 Shutdown EBIT. Not permit the aggregate amount of Shutdown EBIT during the period beginning on October 1, 2006 and continuing thereafter to be less than -$2,000,000.”

(2)	Section 9.3.4 be deleted in its entirety; and

(3)	the definition of “Fixed Charge Coverage Ratio” contained in Appendix A be amended and restated to read in its entirety as follows:

“Fixed Charge Coverage Ratio – the ratio of (i) the result of (a)(I) for fiscal periods occurring prior to the date of this Agreement, EBITDAR, and (II) for all fiscal periods thereafter, EBITDA, minus (b) for any portion of such a fiscal period which includes any month prior to October 1, 2006, Shutdown EBIT for such month, to (ii) Fixed Charges.”

Subject to the terms and conditions set forth herein, Agent and Lenders hereby agree with the Credit Parties that effective as of the date hereof the Loan Agreement is hereby amended as follows:

(1)	Section 9.3.2 is hereby amended and restated to read in its entirety as follows:

9.3.2 Shutdown EBIT. Not permit the aggregate amount of Shutdown EBIT during the period beginning on October 1, 2006 and continuing thereafter to be less than -$2,000,000.”

(2)	Section 9.3.4 is hereby deleted in its entirety; and

(3)           The definition of “Fixed Charge Coverage Ratio” contained is hereby amended and restated to read in its entirety as follows:

“Fixed Charge Coverage Ratio – the ratio of (i) the result of (a)(I) for fiscal periods occurring prior to the date of this Agreement, EBITDAR, and (II) for all fiscal periods thereafter, EBITDA, minus (b) for any portion of such a fiscal period which includes any month prior to October 1, 2006, Shutdown EBIT for such month, to (ii) Fixed Charges.”

Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement, the other Loan Documents and any other agreements shall remain and continue in full force and effect. Nothing herein shall affect the calculation of any financial covenant specified in Section 9.3 of the Loan Agreement for any period ending on September 30, 2006, as Section 9.3 read before giving effect to the amendments provided for in this letter agreement.

Parent and the other Credit Parties are hereby notified that irrespective of (i) any waivers previously granted by Agent and Lenders regarding the Loan Agreement and the other Loan Documents, (ii) any previous failures or delays of Agent and Lenders in exercising any right, power or privilege under the Loan Agreement or the other Loan Documents, or (iii) any previous failures or delays of Agent and Lenders in the monitoring or in the requiring of compliance by Parent and the other Credit Parties with the duties, obligations, and agreements of Parent and the other Credit Parties in the Loan Agreement and the other Loan Documents, hereafter Parent and the other Credit Parties will be expected to comply strictly with their respective duties, obligations and agreements under the Loan Agreement and the other Loan Documents.

This letter (i) shall not apply to or constitute a consent to any future amendment to any other provision of the Loan Agreement or any other Loan Document or a waiver of any past, present or future violation of any provision of the Loan Agreement or any other Loan Document, and (ii) shall not directly or indirectly in any way whatsoever (a) impair, prejudice, or otherwise adversely affect Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Loan Document; any other agreement or any other contract or instrument, (b) amend or alter any other provision of the Loan Agreement, any other Loan Document, any other agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation or right of any party to the Loan Agreement, any other Loan Document, any other agreement, or any other contract or instrument.

Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Agent and Lenders for any purpose unless and until Agent receives a copy of this letter which has been duly signed by Parent on behalf of itself and the other Credit Parties.

Yours very truly,

BANK OF AMERICA, N.A., as Agent and a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as a Lender

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:
Name:
Title:

ACCEPTED AND AGREED BY:

INTEGRATED ELECTRICAL SERVICES, INC.,

ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES

By:
Name:
Title: